Exhibit 10.7

Waiver Agreement

BL Capital B.V.

Built to Build Vastgoed B.V.

Opportunity Fund Brabant B.V.

-

Playlogic International N.V.

Playlogic Entertainment, Inc.

Playlogic Game Factory B.V.

WAIVER AGREEMENT

THE PARTIES:

 1.

BL CAPTAL B.V., a limited liability company, incorporated under the laws of The Netherlands, having its corporate seat at ‘s-Hertogenbosch, registered in the trade register of the chamber of commerce under number 17200647, for this purpose duly represented by mr. R. Spoor, hereinafter referred to as: “BLC” or “Lender” or “Private Investor”;

 2.

BUILT TO BUILD VASTGOED B.V., a limited liability company, incorporated under the laws of The Netherlands, having its corporate seat at ‘s-Hertogenbosch, registered in the trade register of the chamber of commerce under number 16055893, for this purpose duly represented by mr. J.B.A.P. Groenewoud, hereinafter referred to as: “BTB” or “Lender”;

 3.

OPPORTUNITY FUND BRABANT B.V., a limited liability company, incorporated under the laws of The Netherlands, having its corporate seat at ‘s-Hertogenbosch, registered in the trade register of the chamber of commerce under number 17224321, for this purpose duly represented by mr. J.B.A.P. Groenewoud, hereinafter referred to as: “OFB” or “Lender” or “Private Investor”;

and

 4.

PLAYLOGIC INTERNATIONAL N.V., a company limited by shares, incorporated under the laws of The Netherlands, having its corporate seat at Amsterdam, registered in the trade register of the chamber of commerce under number 34169344, for this purpose duly represented by mr. W.M. Smit,

 5.

PLAYLOGIC ENTERTAINMENT, INC., a public company, incorporated under the laws of Delaware (USA), having its statutory seat at Argyle, Texas (USA), registered at the Office of the Secretary of State at Delaware under number 3401183, for this purpose duly represented by mr. W.M. Smit,

  Waiver Agrreement

 6.

PLAYLOGIC GAME FACTORY B.V., a limited liability company, incorporated under the laws of The Netherlands, having its corporate seat at Amsterdam, registered in the trade register of the chamber of commerce under number 34169345, for this purpose duly represented by Playlogic International N.V., in its turn for this purpose duly represented by mr. W.M. Smit,

The parties under 4., 5. and 6. hereinafter together or separately referred to as: “Playlogic c.s.” or ‘Borrower’;

the parties under 1. up to and including 6. hereinafter referred to as a “Party” or together as the “Parties”;

WHEREAS:

 A.

Playlogic Entertainment, Inc. is a public company trading its stock on the NASDAQ (Over The Counter Bulletin Board). The ticker symbol is PLGC.OB. Playlogic Entertainment, Inc., owns 100% of the shares in the capital of Playlogic International N.V. and  Playlogic International N.V. owns 100% of the shares in the capital of Playlogic Game Factory B.V.;

 B.

OFB and BLC (in their capacity of shareholders hereinafter: the “Private Investors”) currently hold 28,223,736 of the ordinary shares in the share capital of Playlogic Entertainment, Inc., which represents approximately 39.1% of the total outstanding capital of Playlogic Entertainment, Inc., hereinafter referred to as the “Share Package”;

 C.

In the period March 2008 to November 2009 each of OFB, BTB and BLC (in their capacity of lender hereinafter: the “Lenders”) provided Playlogic with loans as referred to in the notarial deed of 6 November 2009 (attached as Appendix A), the aggregate amount thereof (including accrued unpaid interest) as per 31 December 2009 being USD 27,038,003 (equaling EUR 18,776,391 based on the EUR/USD exchange rate as per 31 December 2009), hereinafter: the “Loans”;

 E.
Borrowers are in severe default with their (interest) obligations under the Loans;

 F.

By virtue of the terms and conditions applicable to the Loans the Borrowers are obliged to provide (further) securities for the fulfillment of their obligations under the Loans upon the Lenders’ first request;

 G.
Playlogic is contemplating to financially restructure the Playlogic group, which includes the sale of the Share Package (hereinafter: the “Financial Restructuring”);

  Waiver Agrreement

 H.

In order to optimize the possibility to find an interested investor and realize the contemplated Financial Restructuring, Playlogic has requested the Lenders to reduce the amount of the Loans substantially by way of a waiver;

 I.

The Lenders are prepared to reduce the amount of the Loans by way of a waiver provided that (i) the interest rate in respect of the remaining amount of the Loans will be increased and (ii) the Lenders will be granted a first right of pledge upon the shares in the capital of Playlogic Game Factory B.V.;

 J.

In view of the foregoing OFB, BTB and BLC in their capacity of Lenders and Playlogic c.s. in their capacity of Borrowers herewith confirm their understanding regarding the waiver as orally agreed in December 2009;

HAVE AGREED AS FOLLOWS:

 1.

Upon the terms and conditions as laid down in this agreement, each of the Lenders herewith waives for the benefit of Playlogic c.s. all its rights with respect to the Loans for an amount of USD 21,038,003 (twenty-one million thirty-eight thousand three US Dollar) as per 31 December 2009. This waiver applies pro rata parte to the loans referred to in the notarial deed included in appendix A.

 2.

For the avoidance of doubt, the waiver reflected in clause 1 does not affect the remaining amount of the Loans, being USD 6,000,000 (six million US Dollar) as per December 31, 2009 (based on the EUR/USD exchange rate as per 31 December 2009), nor does this affect the other terms and conditions applicable to the loans, except for the interest rate as stipulated in clause 3 hereof.

 3.

With effect as of December 31, 2009, the Borrowers owe an interest on the remaining amount of the Loans (being USD 6,000,000 or the remainder thereof) equal to 31.21% (thirty-one point twenty-one percent) per year1, which interest must be paid in weekly instalments in arrear on or before every Friday of the week, for the first time on or before Friday 2 April 2010.

 4.

As additional security for the proper performance of its obligations under the Loans the Borrowers shall provide to the Lenders a first right of pledge upon all the issued and outstanding shares in the capital of Playlogic Game Factory B.V. in accordance with the draft deed of pledge (“Verpanding Aandelen Playlogic Game Factory B.V.”) of which a copy is attached to this agreement as Appendix B.

1 For the avoidance of doubt: the Parties explicitly agreed that the Borrowers will pay for interest an amount of EUR 25,000 per week, being 31.21% of USD 6,000,000 per year (calculated against the exchange rate as per 31 December 2009)

  Waiver Agrreement

 5.

If, for whatever reason, the aforementioned interest (rate) and/or the aforementioned pledge on the shares of Playlogic Game Factory B.V. would be dissolved, rescinded, nullified or declared null (and void), the same applies automatically for the aforementioned waiver and all claims of the Lenders will revive.

 6.
This agreement is governed by the laws of the Netherlands. Any dispute arising from this agreement shall be brought before the competent court of Amsterdam.

THUS AGREED, drawn up in four copies, all of which are valid as an original copy and signed by

 BL Capital B.V.
Built to Build Vastgoed B.V.

 /s/ R. Spoor
/s/ J.B.A.P. Groenewoud

 By: R. Spoor
By: J.B.A.P. Groenewoud

 Date:
Date:

 Opportunity Fund Brabant B.V.
Playlogic International N.V.

 /s/ J.B.A.P. Groenewoud
/s/ W.M. Smit

 By: J.B.A.P. Groenewoud
By: W.Smit

 Date:
Date:

 Playlogic Entertainment, Inc.
Playlogic Game Factory B.V.

 /s/ W.M. Smit
/s/ W.M. Smit

 By: W.M. Smit
By: W.M. Smit

 Date:
Date:

Waiver Agrreement